UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2026 (October 13, 2026)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 East Main Street, Louisville, KY 40202
(Address of principal executive offices, including zip code)

502-580-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure.
Blackrock Joint Venture

Humana Inc. (the “Company”) issued a press release today reporting its entry into a new joint venture arrangement with funds and accounts managed by HPS Investment Partners, a subsidiary of BlackRock, Inc. (“BlackRock”), to manage and operate an existing network of CenterWell Senior Primary Care clinics that currently sit within joint ventures owned by funds affiliated with Welsh, Carson, Anderson & Stowe (“WCAS”) and CenterWell. The new joint venture arrangement will replace CenterWell’s existing joint ventures with WCAS through BlackRock’s acquisition of WCAS’s current equity stake, with certain modifications to the existing terms.

Among other things, the new joint venture does not include a put option exercisable by BlackRock. The new joint venture arrangement will give rise to a derivative instrument that will be recorded on the Company's balance sheet at fair value; however, the Company expects a significant reduction in the liabilities on its balance sheet associated with the new arrangement compared to the put arrangements for the existing joint ventures.

CenterWell will have the option to begin purchasing clinics from the joint venture at its election beginning in 2028. If CenterWell has not acquired all of the joint venture’s clinics by the end of 2033, BlackRock will have the right to elect to exit the joint venture through a sale process for the joint venture’s remaining clinics, subject to CenterWell’s right to submit the first offer to acquire any such remaining clinics. CenterWell has also agreed to certain minimum return protections for BlackRock, resulting in the derivative instrument mentioned above. All in, Humana anticipates a significantly lower cost of capital under the new joint venture, reflecting the maturity of the business.

A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

2026 Earnings Guidance

Humana affirms its guidance of at least $9.00 in adjusted earnings per common share (“Adjusted EPS”), for the year ending December 31, 2026 (“FY 2026”). This guidance is consistent with the guidance issued in Humana’s press release dated July 29, 2026 and subsequently affirmed in the Form 8-K’s filed with the Securities and Exchange Commission on September 1, 2026 and October 9, 2026.

At this time, the Company is unable to provide a reconciliation of its guidance for FY 2026 Adjusted EPS to FY 2026 diluted earnings per common share (“EPS”), the most directly comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, without unreasonable effort because, at this time, the Company is completing the financial close process for the three and nine-month periods ended September 30, 2026. Accordingly, the financial guidance described herein is preliminary, based upon information currently available, and remains subject to change as the company completes its customary closing and review procedures.

The Company does not expect changes to its FY 2026 Adjusted (non-GAAP) EPS guidance. The Company does expect potential changes to its FY 2026 GAAP EPS guidance due to its ongoing value creation and other strategic initiatives including the significant reduction in liabilities related to the removal of the put option related to the existing WCAS joint ventures.

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits:

Exhibit No.	Description

99.1	Press Release [1]
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

[1] NTD: Printer should link
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ John-Paul W. Felter
John-Paul W. Felter
Senior Vice President, Chief Accounting Officer & Controller
(Principal Accounting Officer)
Dated: October 13, 2026